Exhibit (c)
CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
STRATUS TECHNOLOGIES, INC.
(Originally incorporated January 25, 1999)
Pursuant to Section 242 of the
General Corporation Law of the State of Delaware
     Stratus Technologies, Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “DGCL”), does hereby certify as follows:
     In accordance with Section 242 of the DGCL, resolutions were duly adopted by the Board of Directors of the Corporation setting forth an amendment to the Certificate of Incorporation (the “Certificate of Incorporation”) of the Corporation and declaring said amendment to be advisable. The sole stockholder of the Corporation duly approved said proposed amendment in accordance with sections 228 and 242 of the DGCL. The resolution setting forth the amendment is as follows:
     NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation be and hereby is amended, pursuant to Section 242 of the DGCL, in inserting a new Article Second as follows:
     SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, Delaware 19808, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Services Company.
     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this 29 day of July 2005.

STRATUS TECHNOLOGIES, INC.
By:	/s/ Frederick S. Prifty
	Name:	Frederick S. Prifty
	Title:	Vice President, General Counsel, Secretary

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
STRATUS COMPUTER (DE), INC.
(Originally incorporated January 25, 1999)
Pursuant to Section 242 of the
General Corporation Law of the State of Delaware
     Stratus Computer (DE), Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “DGCL”), does hereby certify as follows:
     In accordance with Section 242 of the DGCL, resolutions were duly adopted by the Board of Directors of the Corporation setting forth an amendment to the Certificate of Incorporation (the “Certificate of Incorporation”) of the Corporation and declaring said amendment to be advisable. The sole stockholder of the Corporation duly approved said proposed amendment in accordance with Sections 228 and 242 of the DGCL. The resolution setting forth the amendment is as follows:
     NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation be and hereby is amended, pursuant to Section 242 of the DGCL, by inserting a new Article First as follows:
     FIRST: The name of the Corporation (hereinafter called the “Corporation”) is Stratus Technologies, Inc.
     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this 14th day of February 2001.

STRATUS COMPUTER (DE), INC.
By:	/s/ Frederick S. Prifty
	Name:	Frederick S. Prifty
	Title:	Vice President, General Counsel, Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 11:30 AM 02/27/2001 010096912 — 2996716

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
STRATUS COMPUTER (DE), INC.
(Originally incorporated January 25,1999)
Pursuant to Section 242 of the
General Corporation Law of the State of Delaware
     Stratus Computer (DE), Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “DGCL”), does hereby certify as follows:
     In accordance with Section 242 of the DGCL, resolutions were duly adopted by the Board of Directors of the Corporation setting forth an amendment to the Certificate of Incorporation (the “Certificate of Incorporation”) of the Corporation and declaring said amendment to be advisable. The sole stockholder of the Corporation duly approved said proposed amendment in accordance with Sections 228 and 242 of the DGCL. The resolution setting forth the amendment is as follows:
     NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation be and hereby is amended, pursuant to Section 242 of the DGCL, by inserting a new Article Eleven as follows:
     ELEVENTH: The Corporation may not merge, be acquired, or consummate a sale of assets if any such transaction constitutes a sale of all, or substantially all, of the assets of the Stratus Computer Systems International S.A. and its subsidiaries taken as a whole, or consent to any such transaction by the Corporation’s subsidiaries, without the prior consent of holders of a majority of the Corporation’s shares outstanding.
     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this __th day of January 2001.

STRATUS COMPUTER (DE), INC.
By:	/s/ Frederick S. Prifty
	Name:	Frederick S. Prifty
	Title:	Vice President, Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 01/25/1999 991030281 — 2996716
CERTIFICATE OF INCORPORATION
OF
STRATUS COMPUTER (DE), INC.
     FIRST: The name of the Corporation (hereinafter called the “Corporation”) is Stratus Computer (DE), Inc.
     SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, Delaware 19805, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.
     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).
     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 consisting of shares of common stock, par value $0.01 per share (“Common Stock”).
     FIFTH: The name and the mailing address of the Incorporator is as follows:

NAME	MAILING ADDRESS

Nicole A. Reese	c/o Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
     SIXTH: The Corporation is to have perpetual existence.
     SEVENTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof; as the case may be, it is further provided:
     1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation. The phrase “whole Board” and the phrase “total number of the directors” shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

     2. After the original or other Bylaws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the DGCL, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation.
     EIGHTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that (except as set forth below) this Article EIGHTH does not eliminate or limit any such liability imposed by law: (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be further eliminated or limited pursuant to this Article EIGHTH to the fullest extent permitted by the DGCL as so amended. Unless applicable law requires otherwise, any repeal of this Article EIGHTH by the stockholders of the Corporation, and any modification to this Article EIGHTH (other than one further eliminating or limiting director personal liability) shall be prospective only and shall not adversely affect any elimination of or limitation on, the personal liability of a director of the Corporation existing at the time of such repeal or modification.
     NINTH: Indemnification.
          Section 1. Indemnification. To the fullest extent from time to time permitted by Section 145 of the DGCL, the Corporation shall indemnify each Authorized Representative who was or is a party or who was or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding (including, without limitation, one by or in the right of the Corporation to procure a judgment in its favor), whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise, including service with respect to employee benefit plans, from and against any and all expenses (including, without limitation, attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Authorized Representative or on such Authorized Representative’s behalf in connection with such Proceeding. The Corporation shall make such indemnification to the Authorized Representative within 30 days after receipt by the Corporation of the written request of the Authorized Representative for such indemnification unless, within that time, the Corporation (by resolution of its directors or stockholders or the written opinion of its counsel) has determined that the Authorized Representative is not entitled to such indemnification.

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          Section 2. Advancement of Expenses. Expenses (including, without limitation, attorneys’ foes) incurred by an Authorized Representative or on such Authorized Representative’s behalf in defending any such Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding, within 10 days after receipt by the Corporation of the written request of the Authorized Representative for such advance. The Corporation may condition such advance upon the receipt of the written undertaking of such Authorized Representative or on such Authorized Representative’s behalf to repay such amount if it shall ultimately be determined that the Authorized Representative is not entitled to be Indemnified by the Corporation. Such undertaking shall not be required to be guarantied by any other person or collateralized, and shall be accepted by the Corporation without regard to the financial ability of the person providing such undertaking to make such repayment.
          Section 3. Presumptions. For all purposes of this Article NINTH and to the fullest extent permitted by applicable law, there shall be a rebuttable presumption in favor of the Authorized Representative that all requested indemnifications and advancements of expenses are reasonable and that all conditions to indemnification or expense advancements, whether required under this Article NINTH or the DGCL, have been satisfied.
          Section 4. Definitions, Etc. As used in this Article NINTH, “Authorized Representative” means, collectively; (i) any person who is or was an officer or director of the Corporation; and (ii) any other person who may be designated by the Board from time to time as an “authorized representative” for purposes of this Article NINTH. The provisions of Section 145(h), (i) and (j) of the DGCL shall apply to this Article NINTH.
          Section 5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, limited liability company or other enterprise against expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL or this Article NINTH.
          Section 6. Article Not Exclusive. The rights to indemnification and to the advancement of expenses conferred in this Article NINTH shall not be exclusive of any other right which any Authorized Representative may have or hereafter acquire under any statute, this Certificate of Incorporation any by-law, agreement, vote of stockholders or disinterested directors or otherwise. Nothing in this Article NINTH shall affect the right of the Corporation to grant tights of indemnification, and the advancement of expenses, to any other person or in any other circumstance.
          Section 7. Reliance. Each Authorized Representative shall be deemed to have acted in reliance upon the rights to indemnification and advancement of expenses established in this Article NINTH. Unless applicable law requires otherwise, any repeal or modification of this Article NINTH (other than a modification expanding the right to indemnification and expense advancement in favor of Authorized Representatives) shall be prospective only and shall not adversely affect any right or benefit of an Authorized Representative to indemnification or expense advancement at the time of such repeal or modification.

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          Section 8. Severability. If any portion of this Article NINTH shall be held to be illegal, invalid or otherwise unenforceable by any court having appropriate jurisdiction, then the Corporation nevertheless shall indemnify and advance expenses to each Authorized Representative to the fullest extent permitted by the applicable portions of this Article NINTH not so held to be illegal, invalid, unenforceable, and otherwise to the fullest extent permitted by law.
     TENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article TENTH.
     I, THE UNDERSIGNED, for the purposes of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, and do certify that the fact herein are true, and I have accordingly hereunto set my hand this 25th day of January, A.D. 1999.

/s/ Nicole A. Reese
Nicole A. Reese, Incorporator

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